UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

PANERA BREAD COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19253 (Commission File Number)	04-2723701 (IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO (Address of principal executive offices)		63117 (Zip Code)

314-633-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (12 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Executive Employment Letter Agreement
Confidential and Proprietary Information and Non-Competition Agreement

Item 1.01. Entry into a Material Definitive Agreement.

Attached as Exhibits 99.1 and 99.2, and incorporated herein by reference, are copies of the Executive Employment Letter Agreement and Confidential and Proprietary Information and Non-Competition Agreement between our wholly-owned subsidiary, Panera, LLC, and Rebecca A. Fine, effective as of August 31, 2004. Ms. Fine joined us as our new Senior Vice President, Human Resources on August 31, 2004. The agreements provide Ms. Fine with a base salary of $225,000, stock options for 40,000 shares of Class A Common Stock vesting over five years, a right to participate in our performance compensation program, reimbursement of relocation expenses, and a lump sum payment of $80,000. Ms. Fine is also a party to a Confidential and Proprietary Information and Non-Competition Agreement, which provides for certain severance benefits in exchange for Ms. Fine’s agreements not to compete and to protect our confidential information. This description of the agreements is qualified by reference to the complete agreements attached as Exhibits 99.1 and 99.2.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	Executive Employment Letter Agreement

99.2	Confidential and Proprietary Information and Non-Competition Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
	By:	/s/ Mark E. Hood
		Name:	Mark E. Hood
Date: September 3, 2004		Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Executive Employment Letter Agreement

99.2	Confidential and Proprietary Information and Non-Competition Agreement